Exhibit 99.3

AavantiBio, Inc.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$37,609	$39,878
Prepaid expenses and other current assets	434	462

Total current assets	38,043	40,340
Property and equipment, net	2,888	2,396
Operating lease right-of-use assets	3,444	—
Other non-current assets	22	—

Total assets	$44,397	$42,736

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,029	$3,472
Accrued expenses and other current liabilities	1,129	2,693
Operating lease liabilities, current	1,120	—

Total current liabilities	6,278	6,165
Derivative liability	1,790	3,655
Share repurchase liability	220	397
Operating lease liabilities, non-current	2,686	—
Other long-term liabilities	—	182

Total liabilities	10,974	10,399

Commitments and contingencies (Note 11)
Series A Convertible Preferred Stock, $0.0001 par value per share; 14,732,800 shares of Series A-1 and 13,087,248 shares of Series A-2 authorized; 14,732,800 of Series A-1 issued and outstanding at September 30, 2022 and December 31, 2021, respectively; 13,087,248 shares of Series A-2 issued and outstanding at September 30, 2022, liquidation value of $154,216 as of September 30, 2022 and $106,786 as of December 31, 2021	102,371	70,799

Stockholders’ deficit:
Common stock, $0.0001 par value per share; 43,000,000 shares authorized;
6,406,278 and 5,402,848 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	6,539	5,746
Accumulated deficit	(75,488)	(44,209)

Total stockholders’ deficit	(68,948)	(38,462)

Total liabilities, Convertible Preferred Stock and stockholders’ deficit	$44,397	$42,736

See accompanying notes to condensed financial statements (Unaudited).

AavantiBio, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating expenses:
Research and development	$25,520	$17,689
General and administrative	7,624	6,317

Total operating expenses	33,144	24,006

Loss from operations	(33,144)	(24,006)

Other income (expense):
Change in fair value of derivative liability	1,865	(755)

Total other income (expense), net	1,865	(755)

Net loss and comprehensive loss	$(31,279)	$(24,761)

See accompanying notes to the condensed financial statements (Unaudited).

AavantiBio, Inc.

Condensed Statements of Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share amounts)

(Unaudited)

	Series A Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2020	9,028,486	$43,313	3,406,582	$1	$2	$(7,615)	$(7,612)

Vesting of restricted stock	—	—	625,000	—	—	—	—
Issuance of Series A Convertible Preferred Stock, net of issuance cost of $78 and related conversion of preferred to common stock	5,704,314	32,542	1,055,441	—	—	—	—
Stock-based compensation expense					396		396
Net loss	—	—	—	—	—	(24,761)	(24,761)

Balance as of September 30, 2021	14,732,800	$75,855	5,087,023	$1	$398	$(32,376)	$(31,977)

Balance as of December 31, 2021	14,732,800	$70,799	5,402,848	$1	$5,746	$(44,209)	$(38,462)

Vesting of restricted stock	—	—	694,102	—	—	—	—
Exercise of common stock options	—	—	2,946	—	2	—	2
Vesting of share repurchase liability	—	—	306,382	—	178		178
Issuance of Series A-2 Convertible Preferred Stock, net of issuance cost of $48	13,087,248	31,572	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	613	—	613
Net loss	—	—	—	—	—	(31,279)	(31,279)

Balance as of September 30, 2022	27,820,048	$102,371	6,406,278	$1	$6,539	$(75,488)	$(68,948)

See accompanying notes to the condensed financial statements (Unaudited).

AavantiBio, Inc.

Condensed Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(31,279)	$(24,761)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	708	299
Stock compensation expense	613	396
Change in fair value of derivative liabilities	(1,865)	755
Non-cash lease expense	535	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(2)	232
Other non-current assets	(22)	—
Accounts payable	557	1,840
Accrued expenses and other current liabilities	(1,316)	883
Derivative liability	—	1,800
Operating lease liabilities	(390)	—
Other long-term liabilities	(182)	(44)

Net cash used in operating activities	(32,643)	(18,600)

Cash flows from investing activities:
Acquisition of property and equipment	(1,200)	(555)

Net cash used in investing activities	(1,200)	(555)

Cash flows from financing activities:
Proceeds from exercise of common stock options	2	—
Proceeds from issuance of Convertible Preferred Stock, net of issuance costs	31,572	32,542
Issuance of restricted stock	—	397

Net cash provided by financing activities	31,574	32,939

Net increase (decrease) in cash, cash equivalents and restricted cash	(2,269)	13,784
Cash, cash equivalents and restricted cash at beginning of period	39,878	35,702

Cash, cash equivalents and restricted cash at end of period	$37,609	$49,486

Supplemental schedule of non-cash activities
Operating lease right-of-use asset recognized upon adoption of ASC 842	1,409	—
Operating lease right-of-use asset recognized under ASC 842	2,789	—
Property and equipment in accounts payable	—	343

See accompanying notes to the condensed financial statements (Unaudited).

AavantiBio, Inc.

Notes to Condensed Financial Statements

(Unaudited)

1.	Operations

AavantiBio, Inc. (“AavantiBio” or the “Company”) is a gene therapy company focused on transforming the lives of patients with rare genetic diseases. The Company was incorporated on August 14, 2019, under the laws of the state of Delaware, and its principal offices are in Cambridge, Massachusetts.

The Company is subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, risks related to the successful development and commercialization of product candidates, fluctuations in operating results and financial risks, the ability to successfully raise additional funds when needed, protection of proprietary rights and patent risks, patent litigation, compliance with government regulations, dependence on key personnel and prospective collaborative partners, and competition from competing products in the marketplace.

Liquidity

As of September 30, 2022, the Company had an accumulated deficit of $75.5 million. The Company has incurred losses and negative cash flows from operations since inception, including net losses of $31.3 million and $24.8 million for the nine months ended September 30, 2022 and 2021, respectively, and the Company expects that its operating losses and negative cash flows will continue for the foreseeable future as the Company continues its research and development (R&D) programs and develops its product candidates.

The Company expects that its cash on hand of $37.6 million as of September 30, 2022, will fund the Company’s operations through at least one year from the date of issuance of these condensed financial statements.

Management also may, in the future, seek to raise additional funds through equity or debt financings or through collaboration transactions. The Company may be unable to obtain equity or debt financings or to enter into collaboration transactions and, if necessary, the Company will be required to implement cost reduction strategies. The condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Agreement and Plan of Merger

On September 29, 2022, Solid Biosciences Inc. (“Solid”) and the Company entered into an Agreement and Plan of Merger, which provides for the acquisition of the Company, with the Company surviving as a wholly owned subsidiary of Solid Biosciences Inc.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed financial statements are presented in accordance with accounting standards generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The Company’s significant accounting policies are disclosed in Note 2, “Summary of Significant Accounting Policies,” in the audited financial statements for the year ended December 31, 2021, and notes thereto, included in Exhibit 99.2 of this Solid Current Report on Form 8-K filed with the Securities and Exchange Commission on December 5, 2022 (the “Solid Form 8-K”) of which this Exhibit 99.3 is a part. Since the date of those financial statements, there have been no changes to significant accounting policies, except as noted below for leases.

Unaudited Interim Financial Information

The accompanying condensed interim financial statements are unaudited. The unaudited condensed interim financial statements have been prepared on the same basis as the audited annual financial statements except for the adoption of ASU No. 2016-02, Leases (Topic 842), as discussed further in this Note 2, “Summary of Significant Accounting Policies” and in Note 11, “Commitments and Contingencies.” In the opinion of management, the accompanying unaudited interim condensed financial statements reflect all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s condensed financial position as of September 30, 2022, the Company’s condensed results of its operations for the nine months ended September 30, 2022 and 2021, and the Company’s cash flows for the nine months ended September 30, 2022 and 2021. The condensed financial data and other information disclosed in these notes related to nine months ended September 30, 2022 and 2021 are unaudited. The condensed results for the nine months ended September 30, 2022 are not necessarily indicative of results to be expected for the year ending December 31, 2022, any other interim periods, or any future year or period.

Recently Adopted Accounting Pronouncements

ASU No. 2016-02, Leases (Topic 842)

The Company adopted ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), as of January 1, 2022 using the modified retrospective transition approach. With the adoption, there was no restatement of prior periods or cumulative adjustment to accumulated deficit. As a result, prior periods are presented in accordance with the previous guidance in ASC 840, Leases (“ASC 840”). Upon adoption, the Company elected the package of transition practical expedients, which allowed the Company to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. The Company also made an accounting policy election not to recognize leases with an initial term of 12 months or less within its balance sheets and to recognize those lease payments on a straight-line basis in its statements of operations over the lease term. The Company elected the practical expedient to not separate lease and non-lease components for its leases.

The Company evaluates whether an arrangement is or contains a lease at the inception date. If determined to be or contain a lease, the Company determines the classification of the lease at the commencement date, which represents the date at which the lessor makes the underlying asset available for use by the Company. When determining the expected accounting lease term, the Company includes the noncancellable lease term, together with periods covered by (i) an option to extend the lease if the Company is reasonably certain to exercise such option, (ii) an option to terminate the lease if the Company is reasonably certain not to exercise such option and (iii) an option to extend or not terminate the lease where the exercise of such option is controlled by the lessor.

Operating lease right-of-use assets represent the Company’s right to use an underlying asset over the lease term and operating lease liabilities represent the Company’s obligation to make lease payments under the arrangement. The Company measures its operating lease liabilities as the present value of the lease payments, discounted using an incremental borrowing rate, as interest rates implicit in lease arrangements are generally not readily determinable. The Company measures its right-of-use assets as the present value of its lease payments at the commencement date. The incremental borrowing rate represents the interest rate at which the Company could borrow an amount equal to the lease payments on a fully collateralized basis, over a similar term, in a similar economic environment. The Company recognizes rent expense for operating leases on a straight-line basis. The Company recognizes variable lease expenses as incurred.

The Company remeasures operating lease right-of-use assets and operating lease liabilities when a lease is modified, and the modification is not accounted for as a separate contract. A modification is accounted for as a separate contract if the modification grants the Company an additional right of use not included in the original lease arrangement and the increase in lease payments is commensurate with the additional right of use. The Company assesses its right-of-use assets for impairment in a manner consistent with its assessment for long-lived assets held and used in operations.

Upon adoption of ASU 2016-02, the Company recognized operating lease right-of-use assets of approximately $1.4 million and a corresponding operating lease liability of approximately $1.4 million, which are included in the Company’s condensed balance sheet. The adoption of ASU 2016-02 did not have any impact on the Company’s statements of operations and comprehensive loss.

ASU No. 2019-12, Income Taxes (Topic 740)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes through the removal of various exceptions previously provided, as well providing additional reporting requirements for income taxes. The Company adopted this ASU on January 1, 2022. The adoption of this new standard did not have a material impact on the Company’s condensed financial statements.

Recently Issued Accounting Pronouncements – Not Yet Adopted

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial statements and disclosures.

ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)

In August 2020, the FASB issued ASU 2020-06, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. This standard will be effective for the Company on January 1, 2024, with early adoption permitted (but no earlier than fiscal years beginning after December 15, 2020). The Company is currently evaluating the potential impact this standard may have on its financial statements upon adoption.

3.	Fair Value Measurements

Fair Value Measured on a Recurring Basis

Financial liabilities measured at fair value on a recurring basis consist of the following as of September 30, 2022 and December 31, 2021:

	Fair Value Measurements as of September 30, 2022
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Liability	$—	$—	$1,790,000	$1,790,000

Total Liabilities	$—	$—	$1,790,000	$1,790,000

	Fair Value Measurements as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Liability	$—	$—	$3,655,000	$3,655,000

Total Liabilities	$—	$—	$3,655,000	$3,655,000

Derivative Liability

In connection with license agreements entered into with a university and a third party as further described in Note 7, “License Agreements,” in the audited financial statements for the year ended December 31, 2021, and notes thereto, included in the Solid Form 8-K, the Company recorded a derivative liability on its balance sheet associated with a fee due to the licensors upon an event of change of control. The Company remeasures the derivative liability at fair value at each reporting date and recognizes changes in the fair value of the derivative liability as a component of other income (expense) in the condensed statement of operations and comprehensive loss. The university is a related party which is further described in Note 13.

Management determined the fair value of the derivative liability using a Monte Carlo simulation analysis with assumptions for expected volatility, discount rate, and time to liquidity. The inputs used to calculate the fair value of the derivative liability are considered to be Level 3 inputs due to the lack of relevant market activity and significant management judgment.

The significant assumptions used in valuing the derivative liability in the Monte Carlo simulation model are as follows:

	September 30,	December 31,
	2022	2021
Discount rate	3.3%	1.0%
Expected volatility	100.0%	77.0%
Weighted average expected term (in years)	0.25	3.0

The reconciliation of changes in the fair value of the derivative liability based on Level 3 inputs for the nine months ended September 30, 2022 is as follows:

Balance at December 31, 2021	$3,655,000
Change in fair value	(1,865,000)

Balance at September 30, 2022	$1,790,000

The reconciliation of changes in the fair value of the derivative liability based on Level 3 inputs for the nine months ended September 30, 2021 is as follows:

Balance at December 31, 2020	$820,000
Initial measurement at June 9, 2021	1,800,000
Change in fair value	755,000

Balance at September 30, 2021	$3,375,000

The fair value of the derivative liability is based on the expected value of the consideration to be delivered, discounted to present value. The actual value to be delivered upon settlement of the derivatives may differ materially from current estimates. Reasonable changes in assumptions could materially affect the estimated fair value of the derivative liability.

Fair Value Measured on a Nonrecurring Basis

During the nine months ended September 30, 2022 and 2021, there were no re-measurements to fair value of financial assets and liabilities that are measured at fair value on a nonrecurring basis.

4.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	September 30,	December 31,
	2022	2021
Research and development	$311,127	$344,472
Insurance	31,746	58,164
Rent	—	29,545
Other	90,996	29,654

	$433,869	$461,835

5.	Property and Equipment, Net

Property and equipment, net, consisted of the following:

	September 30,	December 31,
	2022	2021
Laboratory equipment	$3,742,284	$2,565,350
Leasehold improvements	23,303	343,700
Less: Accumulated depreciation	(877,356)	(513,358)

	$2,888,231	$2,395,692

Depreciation expense for the nine months ended September 30, 2022 and 2021 was $0.7 million and $0.3 million, respectively.

6.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	September 30,	December 31,
	2022	2021
Payroll and payroll-related expenses	$1,128,868	$1,768,327
Research and development	—	518,185
Professional fees	—	238,474
Other current liabilities	—	167,839

	$1,128,868	$2,692,825

7.	License Agreements

The Company’s significant license agreements are disclosed in Note 7, “License Agreements”, in the audited financial statements for the year ended December 31, 2021, and notes thereto, included in the Solid Form 8-K. Since the date of those financial statements, there have been no material changes to the Company’s license agreements.

8.	Convertible Promissory Notes and Convertible Preferred Stock

Series A Convertible Preferred Stock

In October 2020, the Company entered into a securities purchase agreement (“Series A Agreement”) with certain investors to sell up to 19,498,328 shares of Series A Convertible Preferred Stock which included up to 9,028,486 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share and up to 10,469,842 shares of Series A-2 Convertible Preferred Stock at $6.0401 per share. The Series A Agreement contemplated an initial closing which occurred in October 2020 and an interim closing (“Interim Closing”), which occurred in November 2020. The Series A Agreement also contemplated two tranche closings, for Convertible Preferred Stock to be purchased at a stated price per share, contingent upon certain closing conditions, unless waived by the holders of 67% of the outstanding shares of Convertible Preferred Stock (the “Requisite Holders”).

At the initial closing in October 2020, the Company issued 6,741,915 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share for gross cash proceeds of $32.6 million less issuance costs of $313,000, resulting in net proceeds of $32.3 million. In addition, at the initial closing, the Company issued 1,900,507 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share in consideration of the cancellation of $9.2 million in notes issued under a note purchase agreement entered into by the Company and noteholders in 2020.

At the Interim Closing, the Company issued 51,737 shares of Series A-1 Convertible Preferred Stock at a price of $4.8321 per share for gross cash proceeds of $250,000. In addition, at the Interim Closing, the Company issued 334,327 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share in consideration of the cancellation of $1.6 million in notes issued under a note purchase agreement entered into by the Company and noteholders in 2019.

On June 25, 2021, the Series A Agreement was amended to: (i) add an additional purchaser for purposes of the Second Tranche closing initially outlined in the Series A Agreement, (ii) provide that the shares issued at the Second Tranche closing will be shares of Series A-1 Convertible Preferred Stock instead of Series A-2 Convertible Preferred Stock and will be issued at a price per share of $4.8321 and (iii) increase the authorized issuance of the Series A Convertible Preferred Stock to 21,023,162 shares, which included up to 15,788,241 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share and up to 5,234,921 shares of Series A-2 Convertible Preferred Stock at $6.0401 per share.

On July 1, 2021, the Company obtained approval from the Requisite Holders to waive the conditions to the Second Tranche closing and closed the Second Tranche of the Series A Convertible Preferred Stock financing. At the Second Tranche closing, the Company issued 6,759,754 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share for gross cash proceeds of $32.6 million, less issuance costs of $78,000, as well as payment in service of $44,373, resulting in net proceeds of $32.5 million. An investor elected not to participate in the Second Tranche closing, resulting in 1,055,441 shares of Series A-1 Convertible Preferred Stock automatically converting into 1,055,441 shares of common stock at $4.8321 per share, or $5.1 million, in accordance with the Company’s Amended and Restated Certificate of Incorporation.

On February 24, 2022, the Company and the Requisite Holders entered into the second amendment to the Series A Agreement to increase the authorized issuance of the Series A Convertible Preferred Stock to 27,900,000 shares, which included up to 14,732,800 shares of Series A-1 Convertible Preferred Stock at $4.8321 per share and 13,087,248 shares of Series A-2 Convertible Preferred Stock at $2.4161 per share. Concurrently, on February 24, 2022, the Company obtained approval from the Requisite Holders to waive the conditions to the Third Tranche closing and closed the Third Tranche of the Series A Convertible Preferred Stock financing. At the Third Tranche closing, the Company issued 13,087,248 shares of Series A-2 Convertible Preferred Stock at $2.4161 per share for gross cash proceeds of $31.6 million, less issuance costs of $47,571, resulting in net proceeds of $31.5 million.

9.	Common Stock

The Company is authorized to issue up to 43,000,000 shares of common stock, of which 6,406,278 shares were issued and outstanding at September 30, 2022.

The holders of the Company’s common stock are entitled to one vote for each share of common stock held, subject to certain limitations pertaining to the Convertible Preferred Stock. Common stockholders are entitled to receive dividends, as may be declared by the Board of Directors, subject to the preferential dividend rights of Convertible Preferred Stock. No dividends were declared or paid during the nine months ended September 30, 2022. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Company or deemed liquidation event, the holders of shares of common stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders after payment shall be made to the holders of the Convertible Preferred Stock.

The Company has reserved shares of common stock for the conversion or exercise of the following securities:

	September 30,	December 31,

	2022	2021
Conversion of Series A-1 and A-2 Convertible Preferred Stock	27,820,048	14,732,800
Vesting of restricted stock	816,950	1,511,052
Exercise of stock options	7,572,634	3,893,769

Total	36,209,632	20,137,621

10.	Stock-Based Compensation

Equity Incentive Plan

In 2019, the Company’s Board of Directors adopted the 2019 Equity Incentive Plan (the “2019 Plan”), under which the Company may grant options and restricted stock to its employees and certain non-employees. The 2019 Plan was amended in July 2021, in connection with the Second Tranche closing, to increase the number of shares of common stock authorized and reserved for issuance under the 2019 Plan from 3,103,085 shares to 5,006,242 shares. The 2019 Plan was also amended in February 2022, in connection with the Third Tranche closing, to increase the number of shares of common stock authorized and reserved for issuance under the 2019 Plan from 5,006,242 shares to 8,688,053 shares.

The Company may grant options to purchase authorized but unissued shares of the Company’s common stock. Options granted under the 2019 Plan include incentive stock options that can be granted only to the Company’s employees and non-statutory stock options that can be granted to the Company’s employees, consultants, advisors, and directors. The 2019 Plan also permits the Company to issue restricted stock awards.

Option awards are granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant. No grant may have a term in excess of ten years. Options granted under the 2019 Plan are exercisable in whole or in part at any time subsequent to vesting, subject to continued service to the Company.

Stock Options

For the nine months ended September 30, 2022, the Company granted 91,512 stock options under the 2019 Plan. The weighted-average grant-date exercise price of the stock options granted during the nine months ended September 30, 2022 was $0.56.

The following table summarizes total stock compensation by department for the nine months ended September 30, 2022:

Nine Months Ended September 30, 2022
Research and development	$447,821
General and administrative	164,909

Total	$612,730

Restricted Stock

A summary of the Company’s non-vested restricted common stock shares activity for the nine months ended September 30, 2022 is presented below:

Shares
December 31, 2021	1,511,052
Granted	—
Vested	(694,102)

September 30, 2022	816,950

11. Commitments and Contingencies

Operating Leases

On December 12, 2019, the Company entered into an operating lease which commenced on May 1, 2020, for office and laboratory space in Florida, which expires in April of 2025. The Company has the right to extend the lease for two additional five-year periods at a market rate as determined by the landlord and agreed to by the Company.

On January 1, 2021, the Company entered into an additional operating lease for office and laboratory space in Florida, which expires in December 2022. The Company has the right to extend the lease for an additional twelve-month period at a market rate as determined by the landlord and agreed to by the Company. The Company is expecting to use the option to extend the lease by an additional one-year period, until December 31, 2023.

On August 1, 2021, the Company entered into another operating lease for laboratory space in Florida, which expires in December 2022. The Company has the right to extend the lease for three additional one-year periods at a market rental rate as determined by the landlord and agreed to by the Company. The Company is expecting to use the option to extend the lease by an additional one-year period, until December 31, 2023.

On January 10, 2022, the Company entered an operating lease which commenced on April 4, 2022, for office and laboratory space in Florida, which expires in October 2032. The Company has the right to extend the lease for two additional five-year periods at a market rate as determined by the landlord and agreed to by the Company.

On January 17, 2022, the Company entered into an operating lease which commenced on February 16, 2022, for office and laboratory space in North Carolina, which expires in February 2024. The Company has the right to extend the lease for one additional two-year period at a market rate as determined by the landlord and agreed to by the Company.

The following table is a summary of the components of net lease cost for the nine months ended September 30, 2022:

Nine Months Ended September 30, 2022
Operating lease cost	$729,938
Short-term lease costs	4,805
Variable lease costs	110,911

Total lease cost	$845,654

Supplemental cash flow information related to leases for the nine months ended September 30, 2022 is as follows:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows paid for operating leases	$584,806
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$2,788,661

As of September 30, 2022, the Company’s operating leases were measured using a weighted-average incremental borrowing rate of 8.7% over a weighted-average remaining lease term of 7.3 years.

The total operating lease liabilities are presented on the Company’s condensed balance sheet based on maturity dates. $1.1 million of the total operating liabilities is classified under “operating lease liabilities, current” for the portion due within twelve months, and $2.7 million is classified under “operating lease liabilities, non-current”. Rent expense for the nine months ended September 30, 2021 under ASC 840, Leases was $0.65 million.

The Company’s future minimum lease payments as of September 30, 2022, are as follows:

Remainder of 2022	$294,426
2023	1,157,079
2024	674,354
2025	463,888
2026	379,679
Thereafter	2,334,472

Total lease payments	5,303,898
Less: imputed interest	(1,497,041)

Total lease liabilities	$3,806,857

12.	Related Party Transactions

The Company has a related party relationship with a university and a research foundation. The research foundation is a separate corporation that manages intellectual property that arises from the research activities of the university faculty and staff. The Company’s two Founders, who also serve on the Board of Directors of the Company, are employed by the university, own 5,000,000 shares of the Company’s common stock and are compensated as consultants by the Company. The Founders were both paid $75,000 by the Company in the nine months ended September 30, 2022 and $75,000 by the Company in the nine months ended September 30, 2021 pursuant to their consulting agreements with the Company. These amounts were recorded on the condensed statements of operations and comprehensive loss for the nine months ended September 30, 2022 and 2021, accordingly.

As discussed in Note 7, “License Agreements,” in the audited financial statements for the year ended December 31, 2021, and notes thereto, included in the Solid Form 8-K, the Company has entered into multiple licensing agreements with the university and a research foundation and recorded $105,000 and $1,850,000 of research and development net expense in the condensed statements of operations and comprehensive loss for the nine months ended September 30, 2022 and 2021, accordingly. Additionally, the condensed financial statements as of December 31, 2021 include a liability with respect to the first milestone payment of $50,000 related to the license that was paid during the period ended September 30, 2022.

13.	Restructuring

On June 27, 2022, the Company announced a restructuring (the “Restructuring”) to extend its cash runway while furthering the development of its pipeline. The Restructuring was completed in connection with a challenging economic environment and changes to the Company’s Friedreich’s ataxia program. As part of the Restructuring, the Company reduced its workforce by approximately 47%, or 33 full-time employees, resulting in restructuring charges of approximately $0.3 million. The reduction in force was completed by the end of July 2022.

14.	Subsequent Events

The Company considers events or transactions that occur after the balance sheet date but prior to the issuance of the condensed financial statements to provide additional evidence for certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through the date the condensed financial statements were available to be issued. The Company is not aware of any material subsequent events other than as disclosed below.

Operating Lease Termination

On October 21, 2022, the Company terminated the lease agreement with Laser Investment Group, LLC that was executed on January 10, 2022, as discussed in Note 11. The Company paid a $2.0 million termination fee to relieve all of its remaining obligations under the lease.